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ACUSON CORPORATION                                                  EXHIBIT 11.6

STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994


   In accordance with APB 15, the company used the modified treasury stock method in computing the 1994 Earnings Per Share.


   The following is a computation of the 1994 Earnings Per Share:

   Step (a):
      Number of shares outstanding at December 31, 1994              28,903,660
      Number of shares assumed to be repurchased (limited to 20%
         of number of shares outstanding)                             5,780,732
      Multiply by average market value per common share                  $14.08
                                                                         ------
      Cost to repurchase                                             81,389,362
      Assumed proceeds to the Company had everyone exercised
         outstanding stock options                                   81,562,323
                                                                     ----------
      Excess assumed proceeds available                                 172,960
      Multiply by average interest rate for the year                       5.0%
                                                                           ----
      Assumed interest on excess funds                                    8,648
      Less: tax provision                                                (2,465)
                                                                        -------
      Adjustment to net income                                            6,183
      Add:  net income                                               18,267,000
                                                                     ----------
      Adjusted net income                                           $18,273,183
      Divided by weighted shares outstanding, including
         common stock equivalents                                    29,382,192
         Earnings per share                                               $0.62
                                                                          =====